As filed with the Securities and Exchange Commission on November 14, 2002
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      _____________________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                      _____________________________________
                           ALLIANT ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

            Wisconsin                                           39-1380265
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                            Identification No.)

                           Alliant Energy Corporation
                            4902 North Biltmore Lane
                          Madison, Wisconsin 53718-2132
                                 (608) 458-3311
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      _____________________________________
                                 with a copy to:
                F.J. Buri
           Corporate Secretary
         Alliant Energy Corporation                Benjamin F. Garmer, III, Esq.
          4902 North Biltmore Lane                        Foley & Lardner
          Madison, Wisconsin 53718                  777 East Wisconsin Avenue
              (608) 458-3311                        Milwaukee, Wisconsin 53202
(Name, address, including zip code, and telephone          (414) 271-2400
number, including area code, of agent for service)
                      _____________________________________
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-26627
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                     CALCULATION OF REGISTRATION FEE
==============================================================================================================================
     Title of Each Class of         Amount to Be       Proposed Maximum Offering  Proposed Maximum Aggregate      Amount of
  Securities to Be Registered     Registered(1)(2)        Price Per Share(2)           Offering Price(3)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value,
with attached Common Share        145,893 shares and            $14.895                  $2,173,076.24             $199.92
Purchase Rights.................  rights
==============================================================================================================================
(1)  Each share of Alliant Energy Corporation Common Stock has attached thereto one Common Share Purchase Right.
(2)  Pursuant to Rule 462(b) under the Securities Act of 1933, the amount of shares of Common Stock and attached Common Share
     Purchase Rights being registered represents 20% of the 729,468 shares of Common Stock and attached Common Share Purchase
     Rights registered by Alliant Energy Corporation under Registration Statement No. 333-26627 and not previously sold.
(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of
     1933, based on the average of the high and low prices of the Common Stock of Alliant Energy Corporation as reported on the New York Stock Exchange on November 12, 2002. The value attributable to the Rights is reflected in the price of the
     Common Stock.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933. The contents of the Registration Statement on Form S-3 (Registration No. 333-26627) filed by Alliant Energy Corporation (formerly known as WPL Holdings, Inc.) on May 7, 1997 and thereafter declared effective by the Securities and Exchange Commission are incorporated herein by reference.

     Alliant Energy Corporation's audited financial statements incorporated by reference from Alliant Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this Registration Statement in reliance upon the authority of said firm as experts in giving said report. Arthur Andersen LLP has not consented to the incorporation by reference of its report in this Registration Statement, and Alliant Energy Corporation has dispensed with the requirement to file such consent in reliance upon Rule 437a of the Securities Act of 1933. The absence of such consent may limit recovery by investors on certain claims. In particular, because Arthur Andersen LLP has not consented to the incorporation by reference of its report in this Registration Statement, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

     On June 12, 2002, Alliant Energy Corporation's board of directors, based on the recommendation of its audit committee, dismissed Arthur Andersen LLP as Alliant Energy Corporation's independent accountants and engaged Deloitte & Touche LLP as its independent public accountants for 2002. The decision to change independent public accountants was not the result of any disagreement with Arthur Andersen on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on November 14, 2002.

                                              ALLIANT ENERGY CORPORATION


                                              By:  /s/ Erroll B. Davis, Jr.
                                                  ------------------------------
                                                  Erroll B. Davis, Jr.
                                                  Chairman, President and Chief
                                                  Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                    Title                          Date
         ---------                    -----                          ----

 /s/ Erroll B. Davis, Jr.      Chairman, President and         November 14, 2002
---------------------------    Chief Executive Officer
Erroll B. Davis, Jr.           and Director (Principal
                               Executive Officer)

 /s/ Thomas M. Walker          Executive Vice President        November 14, 2002
---------------------------    and Chief Financial Officer
Thomas M. Walker               (Principal Financial Officer)

/s/ John E. Kratchmer          Vice President-Corporate        November 14, 2002
---------------------------    Controller and Chief Accounting
John E. Kratchmer              Officer (Principal Accounting
                               Officer)

            *                  Director                        November 14, 2002
---------------------------
Alan B. Arends

            *                  Director                        November 14, 2002
---------------------------
Jack B. Evans

            *                  Director                        November 14, 2002
---------------------------
Joyce L. Hanes

            *                  Director                        November 14, 2002
---------------------------
Lee Liu

            *                  Director                        November 14, 2002
---------------------------
Katharine C. Lyall

            *                  Director                        November 14, 2002
---------------------------
Singleton B. McAllister

            *                  Director                        November 14, 2002
---------------------------
David A. Perdue

            *                  Director                        November 14, 2002
---------------------------
Judith D. Pyle

            *                  Director                        November 14, 2002
---------------------------
Robert W. Schlutz

            *                  Director                        November 14, 2002
---------------------------
Wayne H. Stoppelmoor

            *                  Director                        November 14, 2002
---------------------------
Anthony R. Weiler


*By: /s/ Erroll B. Davis, Jr.
     --------------------------
     Erroll B. Davis, Jr.
     Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit
 Number                      Document Description

    (5)          Opinion of Foley & Lardner (including consent of counsel).

   (23.1)        Consent of Foley & Lardner (filed as part of Exhibit (5)).

   (23.2) Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a promulgated under the Securities Act of 1933).

   (24)          Powers of attorney.




                                      E-1